Exhibit 99.1

FOR IMMEDIATE RELEASE

Julie MacMedan
THQ/Investor Relations
818/871-5125

Liz Pieri
THQ/Media Relations
818/871-5061

THQ REPORTS FISCAL 2008 FIRST QUARTER RESULTS

— Company Reaffirms Fiscal 2008 Revenue and EPS Guidance —

AGOURA HILLS, Calif. – August 1, 2007 - THQ Inc. (NASDAQ: THQI) today announced financial results for the first quarter of fiscal 2008 and reaffirmed its net sales and EPS guidance for the full fiscal year.

For the first quarter of fiscal 2008, THQ reported net sales of $104.5 million, driven primarily by shipments of more than one million units of Disney•Pixar’s Ratatouille videogames and strong catalog sales led by Disney•Pixar’s Cars and WWE® SmackDown! ® vs. Raw® 2007.  For the same period a year ago, THQ reported net sales of $138.8 million.

For the first quarter of fiscal 2008, THQ reported a net loss of $9.3 million, or $0.14 per share, which included stock-based compensation expense of $0.05 per share, and a tax benefit of $0.10 per share related to prior years that will not change the company’s expected full-year tax rate.   For the first quarter of fiscal 2007, THQ reported a net loss of $12.1 million, or $0.19 per share, which included stock-based compensation expense of $0.03 per share.  A reconciliation of results determined in accordance with United States generally accepted accounting principles (“GAAP”) to results determined on a non-GAAP basis is provided in the accompanying financial tables.

“Fiscal 2008 is shaping up as we anticipated,” said Brian Farrell, THQ president and CEO.  “Ratatouille is off to a successful start in North America.  With five titles based on owned intellectual properties expected to ship more than one million units each and a proven family and casual line-up for the popular Nintendo Wii and DS platforms, we are well positioned for the rest of the year.”

Recent Developments:

•      The company announced an agreement with leading Chinese game operator Shanda Interactive Entertainment Ltd. to bring THQ’s award winning PC title, Company of Heroes™ to the online market in China in calendar 2008

•      Four of THQ’s titles — Company of Heroes™: Opposing Fronts™, de Blob™, Stuntman®: Ignition™ and WWE® SmackDown® vs. Raw® 2008 — were nominated for the prestigious Game Critics Awards: “Best of E3 2007”

•      THQ recently announced two new internally developed owned intellectual properties, de Blob and Darksiders™, scheduled for release in fiscal 2008 and 2009, respectively

•      THQ’s Stuntman: Ignition Xbox Live! demo downloads exceeded 500,000, mirroring last year’s successful Saints Row™ demo launch

•      On July 31, 2007, THQ’s board authorized an additional $25 million for stock repurchase.  This  results in $58 million available for repurchase.

Fiscal 2008 Guidance

THQ reaffirmed previous guidance for the full fiscal year ending March 31, 2008 and provided initial guidance for the fiscal second quarter ending September 30, 2007:

•      Consistent with previous guidance, for the fiscal year ending March 31, 2008, THQ expects net sales in the range of $1.12 billion to $1.15 billion and net income in the range of $1.34 to $1.44 per diluted share. This excludes forecasted stock-based compensation expense of $0.23 per diluted share.

•      For the second quarter of fiscal 2008, the company expects net sales of approximately $240 million and net income of approximately $0.10 per diluted share, excluding forecasted stock-based compensation expense of $0.07 per diluted share.

Non-GAAP Financial Measures

In addition to results determined in accordance with GAAP, THQ discloses certain non-GAAP financial measures that exclude stock-based compensation expense and related income tax effects.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

When evaluating the performance of its business, THQ does not consider stock-based compensation charges. Likewise, THQ excludes stock-based compensation expense from its short and long-term operating plans. In contrast, THQ’s management team is held accountable for cash-based compensation and such amounts are included in the company’s operating plans. In addition, the stock-based compensation charges are subject to significant fluctuation outside the control of management due to the variables used to estimate the fair value of a share-based payment, such as, THQ’s stock price, interest rates and the volatility of THQ’s stock price.  Further, when considering the impact of equity award grants, THQ places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, THQ has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Investor Conference Call

THQ will host a conference call to discuss fiscal first quarter results today at 10:00 a.m. Eastern/7:00 a.m. Pacific. Please dial 888.680.0879 or 617.213.4856, access code 38404715 to listen to the call or visit the THQ Inc. Investor Relations Home page at http://investor.thq.com.  The online archive of the broadcast will be available approximately two hours after the live call ends.  In addition, a telephonic replay of the conference call will be provided approximately two hours after the live call ends through August 3, 2007 by dialing 888.286.8010 or 617.801.6888, access code 12066605.

About THQ

THQ Inc. (NASDAQ: THQI) is a leading worldwide developer and publisher of interactive entertainment software.  Headquartered in Los Angeles County, California, THQ sells product through its global network of offices located throughout North America, Europe and Asia Pacific.  More information about THQ and its products may be found at www.thq.com and www.thqwireless.com. THQ, THQ Wireless, Company of Heroes, Company of Heroes:  Opposing Fronts, Darksiders, de Blob, Saints Row, Stuntman: Ignition and their respective logos are trademarks and/or registered trademarks of THQ Inc.

All other trademarks are trademarks or registered trademarks of their respective owners.

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the company’s expectations for revenue and earnings per share for the quarter ending September 30, 2007 and the fiscal year ending March 31, 2008 and for the company’s product releases and financial performance in future periods.  These forward-looking statements are based on current expectations, estimates and projections about the business of THQ Inc. and its subsidiaries (collectively referred to as “THQ”) and are based upon management’s beliefs and certain assumptions made by management.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive and technological factors affecting the operations, markets, products, services and pricing of THQ.  Unless otherwise required by law, THQ disclaims any obligation to update its view on any such risks or uncertainties or to revise or publicly release the results of any revision to these forward-looking statements.  Readers should carefully review the risk factors and the information that could materially affect THQ’s financial results, described in other documents that THQ files from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K for the fiscal period ended March 31, 2007, and particularly the discussion of risk factors that may affect results of operations set forth therein.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #

(Tables Follow)

THQ Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2007	2006

Net sales	$104,485	$138,829

Costs and expenses:
Cost of sales – product costs	43,715	48,991
Cost of sales – software amortization and royalties	12,598	25,291
Cost of sales – license amortization and royalties	13,671	16,313
Cost of sales – venture partner expense	897	709
Product development	24,632	26,236
Selling and marketing	22,803	26,711
General and administrative	19,103	15,526
Total costs and expenses	137,419	159,777
Loss from operations	(32,934)	(20,948)
Interest and other income, net	7,356	2,740
Loss before income taxes and minority interest	(25,578)	(18,208)
Income taxes	(16,304)	(6,009)
Loss before minority interest	(9,274)	(12,199)
Minority interest	—	98
Net loss	$(9,274)	$(12,101)
Loss per share – basic	$(0.14)	$(0.19)
Loss per share – diluted	$(0.14)	$(0.19)
Shares used in per share calculation – basic	66,928	64,317
Shares used in per share calculation – diluted	66,928	64,317

THQ Inc. and Subsidiaries
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (a)
(In thousands, except per share data)

	Three Months Ended June 30,
	2007	2006

Net loss	$(9,274)	$(12,101)
Stock-based compensation expense (b)	6,027	3,096
Income tax adjustments (c)	(2,921)	(1,475)
Total non-GAAP adjustments	3,106	1,621
Non-GAAP net loss	$(6,168)	$(10,480)
Non-GAAP loss per share – basic	$(0.09)	$(0.16)
Non-GAAP loss per share – diluted	$(0.09)	$(0.16)
Shares used in per share calculation – basic	66,928	64,317
Shares used in per share calculation – diluted	66,928	64,317

Non-GAAP Adjustments (a)

	Three Months Ended June 30,
	2007	2006

Cost of sales – software amortization and royalties (b)	$1,766	$—
Product development (b)	1,037	795
Selling and marketing (b)	715	393
General and administrative (b)	2,509	1,908
Interest and other income, net	—	—
Income tax adjustments (c)	(2,921)	(1,475)
Total non-GAAP adjustments	$3,106	$1,621

Notes:

(a) See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b) Stock-based compensation expense recorded under SFAS 123(R).

(c) Income tax associated with stock-based compensation expense.

THQ Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2007	2007

ASSETS
Cash, cash equivalents and short-term investments	$425,065	$457,958
Accounts receivable, net of allowances	37,207	67,586
Inventory	28,977	27,381
Licenses	46,953	41,406
Software development	171,879	130,512
Income taxes receivable	16,421	18,525
Prepaid expenses and other current assets	16,361	16,238
Total current assets	742,863	759,606
Property and equipment, net	48,264	45,095
Licenses, net of current portion	36,794	49,661
Software development, net of current portion	41,738	33,766
Income taxes receivable, net of current portion	6,364	2,163
Deferred income taxes	15,812	15,812
Goodwill	96,270	88,688
Other long-term assets, net	20,304	18,750
TOTAL ASSETS	$1,008,409	$1,013,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$27,404	$28,225
Accrued and other current liabilities	140,028	143,418
Deferred income taxes	23,706	25,647
Total current liabilities	191,138	197,290
Other long-term liabilities	35,679	47,294
Total liabilities	226,817	244,584
Total stockholders’ equity	781,592	768,957
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,008,409	$1,013,541

THQ Inc. and Subsidiaries
Unaudited Supplemental Financial Information

	Three Months Ended
	June 30,
	2007	2006
Platform Revenue Mix
Consoles
Microsoft Xbox 360	9.9%	8.6%
Microsoft Xbox	1.3	5.8
Nintendo Wii	6.1	—
Nintendo Game Cube	4.0	8.4
Sony PlayStation 2	24.5	25.7
	45.8	48.5

Handheld
Nintendo Dual Screen	16.9	9.2
Nintendo Game Boy Advance	8.0	14.8
Sony PlayStation Portable	7.5	7.9
Wireless	4.2	5.5
	36.6	37.4

PC	17.3	13.8
Other	0.3	0.3
	100.0%	100.0%

Geographic Revenue Mix
Domestic	63.3%	59.7%
Foreign	36.7	40.3
	100.0%	100.0%